Exhibit 10.12
TRADE NOTIFICATION

To:	Constellation Brands, Inc.
207 High Point Drive
Building 100
Victor, New York 14564

From:	Goldman, Sachs & Co.

Subject:	Collared Accelerated Stock Buyback

Ref. No:	SDB1631459600

Date:	May 10, 2010

                    The purpose of this Trade Notification is to notify you of certain terms in the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Constellation Brands, Inc. (“Counterparty”) (together, the “Contracting Parties”) pursuant to the Supplemental Confirmation referred to below.
          This Trade Notification supplements, forms part of, and is subject to the Supplemental Confirmation dated as of April 16, 2010 (the “Supplemental Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. The Supplemental Confirmation is subject to the Master Confirmation dated as of April 16, 2010 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time.

Hedge Completion Date:	May 10, 2010

Hedge Period Reference Price:	USD 18.1140

Forward Price Adjustment Amount:	USD 0.18114

Minimum Shares:	13,801,480

Maximum Shares:	18,401,973

Yours sincerely, GOLDMAN, SACHS & CO.
By:	/s/ Jonathan S. Lipnick
Authorized Signatory